DELOITTE & TOUCHE, LLP

                        CONSENT OF INDEPENDENT AUDITORS'

     We consent to the incorporation by reference in the Registration Statement on Form N-14 of the Federated Short-Term Income Fund of our report for Federated Limited Duration Fund dated November 16, 2003 in the Combined Proxy Statement and Prospectus, which constitutes part of this Registration Statement.



By: DELOITTE & TOUCHE, LLP
    Deloitte & Touche, LLP
    Certified Independent Auditors

Boston, Massachusetts
March 12, 2004